Alaska Air Group Announces Proposed Mileage Plan Financing

SEATTLE, September 23, 2024 – Alaska Air Group, Inc. (the “Company”) today announced that it launched a proposed senior secured term loan facility and intends to issue additional pari passu senior secured debt (collectively, the “Mileage Plan Financing”). The aggregate principal amount of the Mileage Plan Financing is expected to be $1.5 billion.

The borrower or issuer under the Mileage Plan Financing is AS Mileage Plan IP Ltd. (“Borrower”), an exempted company incorporated with limited liability under the laws of the Cayman Islands and an indirect, wholly owned subsidiary of the Company.

The Mileage Plan Financing will be (i) fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by Alaska Airlines, Inc. (“Alaska”) and AS Mileage Plan Holdings Ltd. and on an unsecured basis by the Company (together, the “Guarantors”) and (ii) secured, on a first-priority basis by the Guarantors’ right, title and interest in certain collateral associated with Alaska’s customer loyalty program, Alaska Airlines Mileage Plan™.
Borrower intends to use the borrowings under the Mileage Plan Financing, after deducting fees and expenses payable by the Company, (i) to fund, in part, the reserve account for the Mileage Plan Financing and (ii) to fund, in part, a collection account, and the proceeds deposited into the collection account will be used to make an intercompany loan to Alaska on the closing date of the Mileage Plan Financing (the “Intercompany Loan”). Alaska intends to use the proceeds from the Intercompany Loan (i) to redeem certain outstanding debt acquired or assumed in the merger of the Company with Hawaiian Airlines pursuant to an Agreement and Plan of Merger dated as of December 2, 2023 and (ii) for general corporate purposes and to support its liquidity position.

Forward-Looking Statements

Forward-Looking Statements in this press release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s intentions and expectations regarding revenues as well as statements regarding the Loyalty Term Loan Facility described in this press release. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors include, among others, risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2023 and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.

All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of the Loyalty Term Loan Facility. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
About Alaska Air Group
Alaska Air Group, Inc. is based in Seattle and comprised of subsidiaries Alaska Airlines, Hawaiian Holdings, Inc., Horizon Air and McGee Air Services. With our recent acquisition of Hawaiian Airlines, we now serve more than 140 destinations throughout North America, Central America, Asia and across the Pacific. We are committed to safety, remarkable customer care, operational excellence, financial performance and sustainability. Alaska Airlines is a member of the oneworld Alliance. With oneworld and our additional global partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Book travel throughout the Pacific on Hawaiian Airlines at hawaiianairlines.com. Learn more about Alaska Airlines at news.alaskaair.com and Hawaiian Airlines at newsroom.hawaiianairlines.com/blog. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

SOURCE Alaska Airlines

For further information: Media Relations, (206) 304-0008, newsroom@alaskaair.com